Exhibit 4.36

Framework Agreement for the Transfer of the Equipment Building

Transferor (hereinafter referred to as “Party A”): ChinaCache Xin Run Technology (Beijing) Co., Limited

Legal Representative: Song Wang

Registered Address: Block 1 and 2, 4 Zhu Yuan Street, Shunyi District, Beijing (Floor 3, Block 1, Tianzhu Comprehensive Bonded Zone)

Transferee (hereinafter referred to as “Party B”): Renminwang Co., Ltd.

Legal Representative: Li Ma

Registered Address: No.234, Block B, No.28 Xin Jie Kou Wai Street, Xicheng District, Beijing

Whereas:

1.                  Party A owns the land use right of A-05-(1) land parcel (hereinafter referred to as the “Target Land Parcel”), located at Tianzhu Comprehensive Bonded Zone, Beijing and has obtained the Certificate for Use of State-Owned Land (No. Jing Shun Guo Yong (2013 Chu) 00040) (the land use right was obtained by land transfer). Party A intends to transfer an equipment building (with the equipment contained therein) proposed to be developed and constructed on the Target Land Parcel and the land use right of the corresponding land in the area of approximate 7.5 mou (hereinafter referred to as the “Equipment Building”), and Party B agrees to purchase the Equipment Building.

Therefore, Party A and Party B enter into the framework agreement regarding the transfer of the Equipment Building (with the equipment contained therein) as follows:

1. The Equipment Building shall have an above-ground floor area of approximately 10,000 square meters with five floors, containing approximately 1,100 server frames, to be used as industrial facilities, subject to final official approval and the final plan shall be subject to the Planning Permit for Engineering Construction and the construction drawings.

2. The Equipment Building is valued at RMB650 million.

3. Party B shall make payment to Party A in the amount of RMB150 million within five business days of this agreement.

4. Following the execution of this agreement, Party A and Party B shall carry out formal evaluation procedures as required under the applicable laws and regulations.  The terms of the formal agreement to be entered into by Party A and Party B with respect to the sale of the Equipment Building shall be determined by negotiation between the two parties in accordance with the results of the aforementioned evaluation.  The approval and effectiveness of the formal agreement should be in compliance with the relevant rules of securities regulation and state-owned assets administration.

The final actual transfer amount of such Equipment Building should refer to the assessed value specified in the evaluation report issued by a qualified appraisal institution and be determined by both parties by consensus after consultation. The ascertained final actual transfer amount should not be higher than the aforesaid assessed value and should be explicitly specified in the relevant documents and the formal agreement regarding the transfer of such Equipment Building by both parties to this agreement.

(Signature page to follow)

Party A (seal):

ChinaCache Xin Run Technology (Beijing) Co., Limited (sealed)

Legal Representative / Authorized Representative (sign):	/s/ Song Wang

Date: April 10, 2014

Party B (seal):

Renminwang Co., Ltd. (sealed)

Legal Representative / Authorized Representative (sign):	/s/ Jian Pan

April 10, 2014

Execution Place: Chaoyang District, Beijing

Memorandum

Transfer of the Equipment Building

Transferor (hereinafter referred to as “Party A”): ChinaCache Xin Run Technology (Beijing) Co., Limited

Legal Representative: Song Wang

Registered Address: Block 1 and 2, 4 Zhu Yuan Street, Shunyi District, Beijing (Floor 3, Block 1, Tianzhu Comprehensive Bonded Zone)

Transferee (hereinafter referred to as “Party B”): Renminwang Co., Ltd.

Legal Representative: Li Ma

Registered Address: No.234, Block B, No.28 Xin Jie Kou Wai Street, Xicheng District, Beijing

Whereas:

1.                  Party A owns the land use right of A-05-(1) land parcel (hereinafter referred to as the “Target Land Parcel”), located at Tianzhu Comprehensive Bonded Zone, Beijing and has obtained the Certificate for Use of State-Owned Land (No. Jing Shun Guo Yong (2013 Chu) 00040) (the land use right was obtained by land transfer). Party A intends to transfer an equipment building (with the equipment contained therein) proposed to be developed and constructed on the Target Land Parcel and the land use right of the corresponding land in the area of approximate 7.5 mou (hereinafter referred to as the “Equipment Building”), and Party B agrees to purchase the Equipment Building.

2.                  The Parties have reached an agreement in principle regarding the transfer of the Equipment Building and have entered into a Framework Agreement for the Transfer of the Equipment Building.

Therefore, Party A and Party B enter into this memorandum:

1. The Parties shall enter into a formal agreement with respect to the transfer of the Equipment Building (including, for the avoidance of doubt, equipment contained therein) after the completion of formal evaluation procedures.  Such formal agreement shall set forth the final transfer price for the Equipment Building (including, for the avoidance of doubt, equipment contained therein).

2. It is hereby agreed that the final transfer price for the Equipment Building (including, for the avoidance of doubt, equipment contained therein) to be set forth in the aforementioned formal agreement shall equal to RMB five hundred million (RMB500 million).

3.  The Parties hereby acknowledge that Party B has made advance payment to Party A in the amount of RMB seventy-five million (RMB75 million).  Such advance payment shall be returned to Party B by Party A together with applicable interest in the event where the Parties fail to enter into the aforementioned formal agreement.

(Signature page to follow)

Party A (seal):

ChinaCache Xin Run Technology (Beijing) Co., Limited (sealed)

Legal Representative / Authorized Representative (sign):	/s/ Song Wang

Date: April 10, 2014

Party B (seal):

Renminwang Co., Ltd. (sealed)

Legal Representative / Authorized Representative (sign):	/s/ Jian Pan

April 10, 2014

Execution Place: Chaoyang District, Beijing

Payment Agreement No. 1

Party A: ChinaCache Xin Run Technology (Beijing) Co., Limited

Legal Representative: Song Wang

Registered Address: Block 1 and 2, 4 Zhu Yuan Street, Shunyi District, Beijing (Floor 3, Block 1, Tianzhu Comprehensive Bonded Zone)

Party B: Renminwang Co., Ltd.

Legal Representative: Li Ma

Registered Address: No.234, Block B, No.28 Xin Jie Kou Wai Street, Xicheng District, Beijing

Whereas:

1.                  Party A owns the land use right of A-05-(1) land parcel, located in Tianzhu Comprehensive Bonded Zone, Beijing and has obtained the Certificate for Use of State-Owned Land (No. Jing Shun Guo Yong (2013 Chu) 00040) (the land use right was obtained by land transfer). Party A intends to transfer an equipment building proposed to be developed and constructed on the target land parcel and the land use right of the corresponding land in the area of approximate 7.5 mou (hereinafter referred to as the “Equipment Building”), and Party B agrees to purchase the Equipment Building and the equipment contained therein.

Therefore, Party A and Party B agree further regarding the payment matters related to the transfer of the Equipment Building as follows:

1.                  Party B shall pay Party A a portion of the total amount of the estimated value of the Equipment Building (with the equipment contained therein), i.e. RMB150,000,000, within five business days from the effective date of this agreement.

2.                  This agreement is subject to the terms of the actual transfer amount and method of payment for the Equipment Building stipulated in the Framework Agreement for the Transfer of the Equipment Building.

(Signature page to follow)

Party A (seal):

ChinaCache Xin Run Technology (Beijing) Co., Limited (sealed)

Legal Representative / Authorized Representative (sign):	/s/ Song Wang

April 11, 2014

Party B (seal):

Renminwang Co., Ltd. (sealed)

Legal Representative / Authorized Representative (sign):	/s/ Jian Pan

April 11, 2014

Payment Agreement No. 2

Party A: ChinaCache Xin Run Technology (Beijing) Co., Limited

Legal Representative: Song Wang

Registered Address: Block 1 and 2, 4 Zhu Yuan Street, Shunyi District, Beijing (Floor 3, Block 1, Tianzhu Comprehensive Bonded Zone)

Party B: Renminwang Co., Ltd.

Legal Representative: Li Ma

Registered Address: No.234, Block B, No.28 Xin Jie Kou Wai Street, Xicheng District, Beijing

Whereas:

1.                  Party A owns the land use right of A-05-(1) land parcel, located in Tianzhu Comprehensive Bonded Zone, Beijing and has obtained the Certificate for Use of State-Owned Land (No. Jing Shun Guo Yong (2013 Chu) 00040) (the land use right was obtained by land transfer). Party A intends to transfer an equipment building proposed to be developed and constructed on the target land parcel and the land use right of the corresponding land in the area of approximate 7.5 mou (hereinafter referred to as the “Equipment Building”), and Party B agrees to purchase the Equipment Building and the equipment contained therein.

2.                  Party A has achieved structural completion of the Equipment Building.

Therefore, Party A and Party B agree further regarding the payment matters related to the transfer of the Equipment Building as follows:

1.                  Party B shall pay Party A a portion of the total amount of the estimated value of the Equipment Building (with the equipment contained therein), i.e. RMB100,000,000, within five business days from the effective date of this agreement.

2.                  This agreement is subject to the terms of the actual transfer amount and method of payment for the Equipment Building stipulated in the Framework Agreement for the Transfer of the Equipment Building.

(Signature page to follow)

Party A (seal):

ChinaCache Xin Run Technology (Beijing) Co., Limited (sealed)

Legal Representative / Authorized Representative (sign):	/s/ Song Wang

January 26, 2015

Party B (seal):

Renminwang Co., Ltd. (sealed)

Legal Representative / Authorized Representative (sign):	/s/ Jian Pan

January 26, 2015